Exhibit 10.1
Third Amendment to Amended and Restated Credit Agreement
     This Third Amendment to Amended and Restated Credit Agreement (this “Third Amendment”) executed effective as of the 2nd of June, 2009 (the “Third Amendment Effective Date”) is among NGAS Resources, Inc., a corporation formed under the laws of the Province of British Columbia (“Holdings”), Daugherty Petroleum, Inc., a corporation formed under the laws of the Commonwealth of Kentucky (the “Borrower”); KeyBank National Association, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”), and the Lenders signatory hereto.
Recitals
     A. Holdings, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of May 30, 2008, as amended by that First Amendment dated as of June 30, 2008 and the Second Amendment dated as of December 31, 2008 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
     B. Holdings and the Borrower have requested, and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement subject to compliance with the terms and conditions of this Third Amendment to permit the sale of certain assets.
     C. The Lenders have redetermined the Borrowing Base in the amount set forth herein.
     D. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all section references in this Third Amendment refer to the Credit Agreement.
     Section 2. Amendments to Credit Agreement.
     2.1 Amendments to Section 1.01.
     (a) Section 1.01 is hereby amended by deleting the defined terms “Conforming Borrowing Base,” “Conforming Borrowing Base Usage” and “Initial Conforming Borrowing Base.”
     (b) Effective concurrently with the Closing, Section 1.01 is hereby amended by deleting the defined terms “Additional Pipeline Mortgages,” “Closed-Access Pipeline Properties,” “NGAS Gathering Pipeline Properties,” “NGAS Gathering Pipeline Property Acquisition Agreements,” “Open-Access Pipeline Properties,” “Pipeline Mortgages,” “Pipeline Properties” and “Supplemental Pipeline Mortgage.”
     (c) Section 1.01 is hereby amended by deleting the following defined terms “Applicable Margin” and “Defaulting Lender” in their entirety and replacing them with the following:
     “‘Applicable Margin’ means, for any day, with respect to any Type of Loan, or with respect to Unused Commitment Fees payable under this Agreement, as the case may be, the applicable rate per annum set forth below under the column heading “Applicable Margin for Eurodollar Loans,” “Applicable Margin for ABR Loans,” or “Unused Commitment Fee Rate,” as the case may be, based upon Borrowing Base Usage in effect on such date:

	Applicable Margin	Unused
	for Eurodollar	Commitment	Applicable Margin
Borrowing Base Usage	Loans	Fee Rate	for Base Rate Loans

<40%	2.50%	0.500%	1.50%
>40%<75%	2.75%	0.500%	1.75%
>75%<90%	3.00%	0.500%	2.00%
>90%<100%	3.50%	0.500%	2.25%
     Each change in the Applicable Margin for Eurodollar Loans, the Applicable Margin for ABR Loans, and the Unused Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change. If an Event of Default exists, the Applicable Margin and the Unused Commitment Fee Rate shall be at the rates set forth for Borrowing Base Usage greater than or equal to 90%.
     ‘Defaulting Lender’ shall mean any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) failed, within five Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of an Insolvency Proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, acquiescence in any such Insolvency Proceeding or appointment or has a parent company that has become the subject of an Insolvency Proceeding, or has had a receiver, conservator, trustee or custodian appointed for it; provided that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof.”
     (d) Effective concurrently with the Closing, Section 1.01 is hereby amended by deleting the following defined terms “Borrowing Base,” “Borrowing Base Properties,” “Mortgages,” “Oil and Gas Mortgages,” and “Oil and Gas Properties” in their entirety and replacing them with the following:
     “‘Borrowing Base’ means at any particular time, the Dollar amount determined in accordance with Section 2.02 on account of (a) Proved Properties owned by the Borrower or any Restricted Subsidiary that are subject to Acceptable Liens created pursuant to Oil and Gas Mortgages and other applicable Security Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, and that are described in the most recent Engineering Report delivered to the Administrative Agent and the Lenders pursuant to Section 2.02, (b) Approved Farmout Properties owned by the Borrower or any Restricted Subsidiary that are subject to Acceptable Liens created pursuant to Oil and Gas Mortgages and other applicable Security Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, and that are described in the most recent Engineering Report and Farmout/Participation Property Certificate delivered to the Administrative Agent and the Lenders pursuant to Section 2.02, and (c) Approved Participation Properties owned by the Borrower or any Restricted Subsidiary that are subject to Acceptable Liens created pursuant to Oil and Gas Mortgages and other applicable Security Documents in favor of the Administrative Agent for the benefit of the Secured Parties and that are described in the most recent Engineering Report and Farmout/Participation Property Certificate delivered to the Administrative Agent and the Lenders pursuant to Section 2.02.

     ‘Borrowing Base Properties’ means, at any time, all Proved Properties, all Approved Farmout Properties, and all Approved Participation Properties, in each case as and to the extent included in the Borrowing Base at such time in accordance with Section 2.02.
     ‘Mortgages’ means all Oil and Gas Mortgages.
     ‘Oil and Gas Mortgages’ means the collective reference to all Existing Oil and Gas Mortgages, all New Oil and Gas Mortgages, all Additional Oil and Gas Mortgages, all Supplemental Oil and Gas Mortgages and all other mortgages, deeds of trust, and other documents made by the Borrower or any Restricted Subsidiary in favor of, or for the benefit of, the Administrative Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit C-1 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage, deed of trust, assignment of production or other document is to be recorded) or in such other form as may be reasonably acceptable to the Administrative Agent, which creates a Lien on any Proved Properties, Farmout Properties, Participation Properties or other Oil and Gas Properties from time to time.
     ‘Oil and Gas Properties” means (a) all Hydrocarbon Interests (including all Proved Properties); (b) all Properties now or hereafter pooled or unitized with any Hydrocarbon Interests; (c) all Farmout Properties and all Participation Properties; (d) all operating agreements, assignments and other contracts, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all existing and future unitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (f) all oil wells, gas wells, water well, injection wells, platforms, spars or other offshore facilities, casings, rods, tubing, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, gas systems (for gathering, treating and compression), and water systems (for treating, disposal and injection); (g) all interests held in royalty trusts whether presently existing or hereafter created; (h) all Hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, including all lands covered thereby, including all Hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (i) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; (j) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding any drilling rigs, automotive equipment, rental equipment or other Property that may be located on such premises for the purpose of drilling a well or for other temporary uses) and including all oil wells, gas wells, injection wells and other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing together with all additions, substitutions, replacements, accessions and attachments to any of the foregoing; and (k) all oil, gas and mineral leasehold, fee and term interests, overriding royalty interests, mineral interests, royalty interests, net profits interests, net revenue interests, oil payments, production payments, carried interests, leases, subleases, farm-outs and all other interests in Hydrocarbons; in each case for any Property described in clauses (a) through (j) above, whether now owned or hereafter acquired directly or indirectly.”
     (e) Section 1.01 is hereby amended by adding the following defined terms in their proper alphabetical order:

     “‘Borrowing Base Usage’ means, as of any date and for all purposes, the quotient, expressed as a percentage of (a) the Aggregate Outstanding Credit as of such date, divided by (b) the Borrowing Base as of such date.”
     (f) Effective concurrently with the Closing, Section 1.01 is hereby amended by adding the following defined terms in their proper alphabetical order:
     “‘Ancillary Agreements’ has the meaning specified in the Seminole Agreement.
     ‘Buyer’ means Seminole Gas Company, an Oklahoma corporation.
     ‘Closing’ has the meaning specified in the Seminole Agreement.
     ‘Buyer Note’ has the meaning specified in the Seminole Agreement.
     ‘Buyer Secured Obligations’ has the meaning specified in the Seminole Agreement.
     ‘NGAS Mortgages’ has the meaning specified in the Seminole Agreement.
     ‘Seller Parent Guaranty’ has the meaning specified in the Seminole Agreement.
     ‘Seminole Agreement’ means that certain Asset Purchase Agreement by and among NGAS Gathering, LLC, the Borrower, NGAS Gathering II, LLC and Buyer dated as of May 11, 2009.
     ‘Seminole Assets’ means all of the Borrower’s and its Subsidiaries pipeline assets described on Annex II hereto.
     ‘Seminole Mortgages’ has the meaning specified in the Seminole Agreement.
     ‘Seminole Sale’ means the sale of (a) an undivided 50% of the Seminole Assets, (b) an option to purchase the remaining 50% of the Seminole Assets and (c) a right of first refusal to purchase the Kay Jay ROFR Assets (as such term is defined in the Seminole Agreement).
     ‘Seminole Sale Documents’ means (a) the Seminole Agreement, (b) the Ancillary Agreements and (c) any other bills of sale, assignments, agreements, instruments, mortgages and other documents executed and delivered in connection therewith, as amended.”
     2.2 Amendment to Section 2.02(d)(i). Effective concurrently with the Closing, Section 2.02(d)(i) is hereby amended in its entirety by replacing it with the following:
     “(i) Each redetermination of the Borrowing Base by the Administrative Agent and the Lenders pursuant to this Section 2.02 shall be made (A) in the sole discretion of the Administrative Agent and the Lenders (but in accordance with the other provisions of this Section 2.02(d)), (B) in accordance with the Administrative Agent’s and the Lenders’ customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve-based oil and gas loan transactions, (C) in conjunction with the most recent Independent Engineering Report or Internal Engineering Report, as applicable, the most recent Oil and Gas Property Certificate, Farmout/Participation Property Certificate, or other information received by the Administrative Agent and the Lenders relating to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries, (D) based upon the discounted present value of the estimated net cash flows to be realized from the production of Hydrocarbons from Proved Reserves attributable to Proved Properties, Farmout Properties and Participation Properties owned by the Borrower and its Restricted Subsidiaries, as determined by the Administrative Agent and the Lenders, and/or (E) such other factors as the Administrative Agent and the Lenders may consider in their sole discretion. In valuing and redetermining the Borrowing Base, the

Administrative Agent and the Lenders may (but shall not under any circumstances be required to) also consider other assets, liabilities, cash flows, business, properties, prospects, and management of the Borrower and its Restricted Subsidiaries and such other factors as the Administrative Agent and the Lenders reasonably deem appropriate.”
     2.3 Amendment to Section 2.02(d)(ii). Effective concurrently with the Closing, Section 2.02(d)(ii) is hereby amended in its entirety by replacing it with the following:
     “(ii) No Proved Properties, Farmout Properties or Participation Properties of the Borrower or any of its Restricted Subsidiaries shall be included or considered for inclusion in the Borrowing Base unless the Administrative Agent and the Lenders shall have received, at the Borrower’s sole cost and expense, Oil and Gas Property Title Information and Oil and Gas Property Description Information, in form and substance satisfactory to the Administrative Agent and the Lenders, and evidence satisfactory to the Administrative Agent that the Administrative Agent has an Acceptable Lien in such Oil and Gas Properties relating thereto for the benefit of the Secured Parties pursuant to the Security Documents.”
     2.4 Amendment to Section 2.02(e). Section 2.02(e) is hereby amended by deleting such Section in its entirety.
     2.5 Addition of New Section 2.21. A new Section 2.21 is hereby added as follows:
               “Section 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a) solely for purposes of Sections 2.13(a) and (b), the Aggregate Exposure Percentage of a Defaulting Lender shall be excluded and the Aggregate Exposure Percentage of each non-Defaulting Lender shall be the ratio of the Aggregate Exposure of such non-Defaulting Lender to the sum of the Aggregate Exposures of all non-Defaulting Lenders;
(b) fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.04(a) if such Lender is a Defaulting Lender pursuant to clause (a) or clause (b) of the definition of Defaulting Lender;
(c) if any L/C Obligation exists at the time a Lender becomes a Defaulting Lender then:
(i)	the Borrower shall, within one Business Day following notice by the Agent, Cash Collateralize the L/C Obligation allocable to such Defaulting Lender for so long as such L/C Obligation is outstanding; and

(ii)	if the Borrower Cash Collateralizes any portion of the L/C Obligation allocable to such Defaulting Lender pursuant to clause (i) immediately above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.03 with respect to the L/C Obligation allocable to such Defaulting Lender during the period such portion of the L/C Obligation is Cash Collateralized.
(d) so long as any Lender is a Defaulting Lender, the Administrative Agent shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the L/C Obligation allocable to such Defaulting Lender will be one-hundred percent (100%) Cash Collateralized by the Borrower in accordance with clause (c) immediately above; and
(f) in the event that the Administrative Agent and the Borrower each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such

Lender’s Aggregate Exposure Percentage of the Total Commitment and on such date such Lender shall purchase at par such of the Loans and L/C Obligations of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Aggregate Exposure Percentage.”
     2.6 Amendment to Section 3.01(e)(iv). Section 3.01(e)(iv) is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(iv) any Lender is at such time a Defaulting Lender hereunder, unless the provisions of Section 2.21 are complied with.”
     2.7 Amendment to Section 5.18(b). Effective concurrently with the Closing, Section 5.18(b) is hereby amended by deleting the last sentence thereof and replacing it with the following:
     “All wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Restricted Subsidiaries are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Restricted Subsidiaries, in a manner consistent with the Borrower’s or such Restricted Subsidiary’s past practices and prudent industry standards and in compliance with all applicable Requirements of Law.”
     2.8 Amendment to Section 5.18(f). Effective concurrently with the Closing, Section 5.18(f) is hereby amended by deleting such Section in its entirety.
     2.9 Amendment to Section 5.19(c). Effective concurrently with the Closing, Section 5.19(c) is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(c) Intentionally omitted.”
     2.10 Amendment to Section 5.21. Effective concurrently with the Closing, Section 5.21 is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “Section 5.21 Delivery of Certain Agreements and Documents. The Borrower has delivered to the Administrative Agent complete and correct executed copies of each of (a) the NGAS Securities Purchase Documents, including any amendments, supplements or modifications with respect to any of the foregoing, (b) each Lease creating Proved Properties that has been requested by the Administrative Agent, (c)(i) each Farmout Agreement and (ii) each related Farmout Property Assignment creating Farmout Properties that are owned by the Borrower or any Restricted Subsidiary that has been requested by the Administrative Agent, (d)(i) each Participation Agreement and (ii) each Participation Property Assignment creating Participation Properties that are owned by the Borrower or any Restricted Subsidiary that has been requested by the Administrative Agent and (e) each Existing Oil and Gas Mortgage; provided, however, that with respect to each Participation Agreement and Participation Property Assignment, this Section 5.21 shall apply only on and after the date which is thirty (30) days following the Closing Date.”
     2.11 Amendment to Section 6.08. Effective concurrently with the Closing, Section 6.08 is hereby amended by deleting the “and” at the end of Section 6.08(h), renumbering the existing Section 6.08(i) as 6.08(j), and adding a new Section 6.08(i) as follows:
     “(i) the occurrence of any default or event of default by Borrower or any of its Affiliates under any Seminole Sale Document; and”
     2.12 Amendment to Section 6.10(f). Effective concurrently with the Closing, Section 6.10(f) is hereby amended by deleting such Section in its entirety.

     2.13 Amendment to Section 6.11(b)(i). Effective concurrently with the Closing, Section 6.11(b)(i) is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(i) without limiting clause (a) above, with respect to any Proved Properties, Farmout Properties, Participation Properties, and other Oil and Gas Properties (or any rights, title or interests therein) acquired by, or otherwise assigned, transferred or conveyed to, or drilled, developed or operated by, the Borrower or any of its Restricted Subsidiaries after the Closing Date that are included or are expressly requested by the Borrower to be included in the Borrowing Base (collectively, “After-Acquired Oil and Gas Properties”), (A) copies of (or, in the discretion of the Administrative Agent, access of the Administrative Agent and its counsel and engineers to) any and all Oil and Gas Title Information covering or relating to such After-Acquired Oil and Gas Properties and received or obtained by or provided to the Borrower or any of its Restricted Subsidiaries in connection with such acquisition, assignment, transfer, conveyance, drilling, development or operation (it being further understood and agreed that if the Borrower or any of its Restricted Subsidiaries is entitled to receive or will receive any title opinions covering or relating to any such After-Acquired Oil and Gas Properties, the Borrower or such Restricted Subsidiary shall cause the Administrative Agent and the Secured Parties to be named as addressees of such title opinions), and (B) without limiting clause (b)(ii)(A) above, if the Borrower or the Administrative Agent determines that any such After-Acquired Oil and Gas Properties (1) has an aggregate value in excess of 10% of the aggregate value of all Oil and Gas Properties of the Borrower and its Restricted Subsidiaries included in the Borrowing Base (as determined by the Administrative Agent and the Lenders in connection with determination of the Initial Borrowing Base or the most recently redetermined Borrowing Base immediately preceding the date of such acquisition, assignment, transfer or conveyance, or date of commencement of such drilling (as applicable)), or (2) is located in a Non-Appalachian State, the Borrower or relevant Restricted Subsidiary shall provide (or cause to be provided) title opinions naming the Administrative Agent and the Lenders as addressees thereof and other Oil and Gas Title Information covering or relating to such After-Acquired Oil and Gas Properties, in each case as requested by and in form and substance satisfactory to the Administrative Agent; and”
     2.14 Amendment to Section 6.19(c). Effective concurrently with the Closing, Section 6.19(c) is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(c) Deliver to the Administrative Agent (i) on or before the date which is ninety (90) days following the Closing Date (the “Post-Closing Date”) (which date may be extended, if such extension is requested by the Borrower, for an additional thirty (30) days by the Administrative Agent in its sole discretion), all Oil and Gas Property Description Information and all Oil and Gas Property Title Information reasonably requested by the Administrative Agent or any Lender, in each case pertaining to all Proved Properties, all Farmout Properties and all Participation Properties described in Section 6.19(d) then owned by the Borrower or any of its Restricted Subsidiaries and (ii) thereafter from time to time all Oil and Gas Property Description Information and all Oil and Gas Property Title Information pertaining to all After-Acquired Oil and Gas Properties of the Borrower and its Restricted Subsidiaries, in each case to the extent reasonably requested by the Administrative Agent.”
     2.15 Amendment to Section 6.19(e). Effective concurrently with the Closing, Section 6.19(e) is hereby amended by replacing such Section in its entirety and replacing it with the following:
     “(e) Intentionally omitted.”
     2.16 Amendment to Section 6.19(f)(ii). Effective concurrently with the Closing, Section 6.19(f)(ii) is hereby amended by deleting such Section in its entirety.
     2.17 Addition of a new Section 6.20. Effective concurrently with the Closing, a new Section 6.20 is hereby added as follows:

     “Section 6.20 Seminole Post Closing Items. Upon any exercise of the NGAS Option and/or the Kay Jay ROFR (as such terms are defined in the Seminole Agreement), the Borrower shall immediately assign all of the collateral securing the Buyer Secured Obligations (including, but not limited to, the Seminole Mortgages) in such manner and form deemed reasonably necessary by the Administrative Agent to secure the Obligations.”
     2.18 Amendment to Section 7.01(a). Effective concurrently with the Closing, Section 7.01(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(a) Consolidated Leverage Ratio. Permit the ratio, determined as of the end of any Fiscal Quarter of the Borrower, of (i) Consolidated Funded Indebtedness as of the end of such Fiscal Quarter, to (ii) Consolidated EBITDA for the trailing period of four (4) Fiscal Quarters of the Borrower ending with any Fiscal Quarter set forth below (the “Maximum Consolidated Leverage Ratio”) to exceed the ratio set forth below opposite such Fiscal Quarter:

Maximum Consolidated
Fiscal Quarter	Leverage Ratio
Ending on or before December 31, 2010	4.75 to 1.00
Ending March 31, 2011 and thereafter	4.00 to 1.00
     2.19 Amendment to Section 7.01(b). Effective concurrently with the Closing, Section 7.01(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(b) Debt Service Coverage Ratio. Permit the ratio of (i) Consolidated EBITDA to (ii) the sum of Consolidated Interest Expense and current maturities of Consolidated Funded Indebtedness (excluding amounts due under this Agreement on the Termination Date) for any period of four (4) consecutive Fiscal Quarters of the Borrower ending on the last day of any Fiscal Quarter to be less than 1.25 to 1.00.”
     2.20 Amendment to Section 7.01(c). Section 7.01(c) is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(c) Consolidated Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities as of the end of any Fiscal Quarter of the Borrower, beginning with the Fiscal Quarter ending September 30, 2009, to be less than 1.00 to 1.00.”
     2.21 Amendment to Section 7.02. Effective concurrently with the Closing, Section 7.02 is hereby amended by deleting “; and” at the end of subsection (g), deleting the period at the end of subsection (h) and adding “; and” thereto, and adding a new subsection (i) as follows:
     “(i) the Seller Parent Guaranty.”
     2.22 Amendment to Section 7.03(k). Effective concurrently with the Closing, Section 7.03(k) is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(k) royalties, overriding royalties, reversionary interests, and similar burdens not otherwise prohibited hereunder granted by the Borrower or any Restricted Subsidiary with respect to its Oil and Gas Properties (i) to the extent such burdens do not reduce the Borrower’s or any Restricted Subsidiary’s net rights, titles and interests in ownership, development or production in its Oil and Gas Properties below the interests reflected in each Engineering Report (and, as applicable, each Farmout/Participation Property Certificate) or any applicable Mortgages, (ii) to the extent relating to any Proved Properties, Farmout Properties or Participation Properties, which are described as “Permitted Encumbrances” in the Mortgages covering such Oil and Gas Properties, and (iii) which do not operate to deprive the Borrower or any Restricted Subsidiary of any material rights, titles or interests in respect of its assets or properties;”

     2.23 Amendment to Section 7.03(l). Effective concurrently with the Closing, Section 7.03(l) is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(l) easements, rights-of-way, restrictions, and other similar encumbrances, and minor defects in the title that are customarily accepted in the oil and gas financing industry (i) none of which interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary or detract from the value or use of, or the Borrower’s or any Restricted Subsidiary’s rights and interests in, the property to which they apply, and (ii) to the extent relating to any Proved Properties, Farmout Properties, or Participation Properties, which are described as “Permitted Encumbrances” in the Mortgages covering such Oil and Gas Properties;”
     2.24 Amendment to Section 7.03. Effective concurrently with the Closing, Section 7.03 is hereby amended by deleting the period at the end of subsection (m) and adding “; and” thereto, and adding a new subsection (n) as follows:
     “(n) the NGAS Mortgages.”
     2.25 Amendment to Section 7.05. Effective concurrently with the Closing, Section 7.05 is hereby amended by deleting “; and” at the end of subsection (e), the period at the end of subsection (f) and adding “; and” thereto, and adding a new subsection (g) as follows:
     “(g) the Seminole Sale.”
     2.26 Amendment to Section 7.12. Effective concurrently with the Closing, Section 7.12 is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “Section 7.12. Negative Pledge Clauses. Enter into or permit to exist or become effective any agreement or other arrangement that prohibits, limits or imposes any condition on the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) the Seminole Sale Documents.”
     2.27 Amendment to Section8.01. Effective concurrently with the Closing, Section 8.01 is hereby amended by deleting the “or” at the end of Section 8.01(m), renumbering the existing Section 8.01(n) as 8.01(o), and adding a new Section 8.01(n) as follows:
     “(n) a default or event of default by Borrower or any of its Affiliates shall have occurred under any Seminole Sale Document.”
     2.28 Amendment to Schedules. Effective concurrently with the Closing, Schedules 5.18(f) and 5.19(c) are hereby amended by deleting such Schedules in their entirety.
     2.29 Amendment to Exhibits. Effective concurrently with the Closing, Exhibits C-2 and T are hereby amended by deleting such Exhibits in their entirety.
     Section 3. Borrowing Base.
     3.1 New Borrowing Base. Pursuant to Section 2.02 of the Credit Agreement, the Borrowing Base is hereby redetermined at $65,000,000, until the next Redetermination Date (subject to further adjustments from time to time pursuant to Section 2.02(b) or Section 2.02(c)). Notwithstanding the provisions of Section 2.07(a) of the Credit Agreement and solely with respect to the foregoing redetermination, to the extent the Aggregate Outstanding Credit on the Third Amendment Effective Date exceeds the forgoing redetermined Borrowing Base the Borrower shall have until July 1, 2009, subject to extension as provided in the following sentence, to prepay the Loans such that the resulting Aggregate Outstanding Credit does not exceed such redetermined Borrowing Base. The failure of the Borrower to eliminate such excess of the Aggregate Outstanding Credit over such redetermined Borrowing Base on or before July 1, 2009 shall constitute an Event of Default; provided that such date may be extended, if such extension is requested by the Borrower to accommodate the Closing, for an additional 15 days by the Administrative Agent in its sole discretion.
     3.2 Borrowing Base at Closing. Effective concurrently with the Closing, the Borrowing Base is hereby redetermined at $55,000,000 until the next Redetermination Date (subject to further adjustments from time to time pursuant to Section 2.02(b) or Section 2.02(c)).
     3.3 Redetermination. The Administrative Agent will redetermine the Borrowing Base based upon the Independent Engineering Report dated as of January 1, 2009 in accordance with the procedures set forth in Section 2.02 on July 15, 2009.
     Section 4. Conditions Precedent. The effectiveness of this Third Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 4, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:
     4.1 Third Amendment. The Administrative Agent shall have received multiple counterparts as requested of this Third Amendment from the Borrower and each Lender.
     4.2 Payment of Outstanding Invoices. Payment by the Borrower to the Administrative Agent of (a) an amendment fee of $200,000 for the ratable benefit of the Lenders, (b) the fees set forth in the fee letter among Holdings, the Borrower and the Administrative Agent dated as of June 2, 2009, and (c) all other fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower (including, without limitation, the fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent).
     4.3 No Default. No Default or Event of Default shall have occurred and be continuing as of the Third Amendment Effective Date.
     Section 5. Additional Conditions Precedent. The effectiveness of the amendments in Sections 2.1(b), 2.1(d), 2.1(f), 2.2, 2.3, 2.7 through 2.19, and 2.21 through 2.29 of this Third Amendment are further conditioned upon receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 5, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:
     5.1 Principal Payment. Payment by the Borrower to the Administrative Agent at the Funding Office , in Dollars and in immediately available funds, of $28,000,000 to be paid to the Lenders pro rata according to the outstanding principal amounts of the Loans then held by each Lender by wire transfer to the account specified by the Administrative Agent.
     5.2 No Default. No Default or Event of Default shall have occurred and be continuing as of the Closing Date (as such term is defined in the Seminole Agreement).
     5.3 New Guarantor. The Administrative Agent shall have received multiple counterparts as requested of the Assumption Agreement (as such term is defined in the Guarantee and Collateral Agreement) executed by NGAS Gathering II, LLC.
     5.4 Seminole Sale Documents. The Administrative Agent shall be reasonably satisfied with the terms, conditions and documentation of the Seminole Sale and the Seminole Sale Documents.
     5.5 Sale of Seminole Assets. The Administrative Agent shall have received (a) a certificate of a Responsible Officer of the Borrower certifying: (i) that the Borrower is concurrently consummating the Seminole Sale in accordance with the terms of the Seminole Sale Documents (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and selling the Seminole Assets contemplated by the Seminole Sale Documents; and (ii) as to the final sale price for the Seminole Assets after giving effect to all adjustments as of the closing date contemplated by the Seminole Sale Documents and specifying, by category, the amount of such adjustment; (b) a true and complete executed copy of each of the Seminole Sale Documents; and (c) such other related documents and information as the Administrative Agent shall have reasonably requested.
     5.6 Pledge of Additional Collateral. The Administrative Agent shall have received such assignments of the collateral securing the Buyer Secured Obligations (including, but not limited to, the Seminole Mortgages) in such manner and form deemed reasonably necessary by the Administrative Agent to secure the Obligations.
     Section 6. Representations and Warranties; Etc. Each of Holdings, the Borrower and the other Loan Parties hereby represents and warrants that:
     6.1 The execution, delivery and performance by Holdings, the Borrower and each Loan Party of this Third Amendment have been duly authorized by all necessary corporate, limited partnership or limited liability company action, as appropriate, including, without limitation, where a Party is a limited partnership, all necessary action by its general and limited partners, and that this Amendment is a legal, valid and binding obligation of Holding, the Borrower and each Loan Party enforceable against it in accordance with its terms, except as the enforcement hereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally or to general principles of equity.
     6.2 The execution, delivery and performance of this Amendment by Holdings, the Borrower and each Loan Party does not, and will not, contravene or conflict with any provision of (a) law, (b) any judgment, decree or order, or (c) the certificate of incorporation or formation or bylaws, limited liability company agreement or limited partnership agreement of Holdings, the Borrower or any Loan Party, as applicable, and does not, and will not, contravene or conflict with, or cause any Lien to arise under, any provision of any agreement, mortgage, lease, instrument or other document binding upon or otherwise affecting the Borrower, any Loan Party or any property of the Borrower, any Loan Party or any Subsidiary thereof.
     6.3 All of the representations and warranties contained in the Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof as if made on the date hereof and that no Default or Event of Default exists under the Credit Agreement or any other Loan Document (other than the Credit Agreement Defaults) or will exist after or be triggered by the execution and delivery of this Amendment. In addition, Holdings, the Borrower and each Loan Party hereby represent and warrant that the Credit Agreement and each of the other Loan Documents remain in full force and effect.
     6.4 No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental authority or any other Person is required to be obtained by Holdings, the Borrower or any other Loan Party in connection with the execution, delivery, performance, validity or enforceability of this Amendment.
     6.5 There are no liquidation or dissolution proceedings pending or to the knowledge of Holdings, the Borrower or any other Loan Party threatened against Holdings, the Borrower or any other Loan Party, nor has any other event occurred adversely affecting or threatening the continued limited partnership, limited liability company or corporate existence, as appropriate, of Holdings, the Borrower or any other Loan Party.
     Section 7. Miscellaneous.
     7.1 Confirmation. The provisions of the Credit Agreement (as amended by this Third Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Third Amendment.
     7.2 Ratification and Affirmation of the Borrower. The Borrower hereby expressly (a) acknowledges the terms of this Third Amendment, (b) ratifies and affirms its obligations under the Credit Agreement and the other Security Instruments to which it is a party, (c) acknowledges its continued liability under the Credit Agreement and the other Security Instruments to which it is a party remains in full force and effect with respect to the Indebtedness, as renewed and extended hereby.

     7.3 Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     7.4 No Oral Agreement. This written Third Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties as of the Third Amendment Effective Date.
     7.5 Governing Law. This Third Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.
     7.6 Release of Lenders. IN CONSIDERATION OF THIS THIRD AMENDMENT AND, SUBJECT TO THE CONDITIONS STATED HEREIN, EACH OF HOLDINGS, THE BORROWER AND THE GUARANTORS HEREBY RELEASES, ACQUITS, FOREVER DISCHARGES, AND COVENANTS NOT TO SUE, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, ALONG WITH ALL OF THEIR BENEFICIARIES, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SERVANTS, ATTORNEYS AND REPRESENTATIVES, AS WELL AS THEIR RESPECTIVE HEIRS, EXECUTORS, LEGAL REPRESENTATIVES, ADMINISTRATORS, PREDECESSORS IN INTEREST, SUCCESSORS AND ASSIGNS (EACH INDIVIDUALLY, A “RELEASED PARTY” AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, DEMANDS, DEBTS, LIABILITIES, SUITS, OFFSETS AGAINST THE INDEBTEDNESS EVIDENCED BY THE LOAN DOCUMENTS AND ACTIONS, CAUSES OF ACTION OR CLAIMS FOR RELIEF OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED BY BORROWER OR ANY OBLIGOR, WHICH HOLDINGS, THE BORROWER, ANY GUARANTOR, ANY OBLIGOR, OR ANY SUBSIDIARY MAY HAVE OR WHICH MAY HEREAFTER ACCRUE RELATED TO ANY ACTIONS OR FACTS OCCURRING PRIOR TO THE THIRD AMENDMENT EFFECTIVE DATE AGAINST ANY RELEASED PARTY, FOR OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER OCCURRING ON OR PRIOR TO THE THIRD AMENDMENT EFFECTIVE DATE, WHICH RELATE TO, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY THE CREDIT AGREEMENT, ANY HEDGE AGREEMENT, ANY NOTE, ANY SECURITY DOCUMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS EVIDENCED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY DISBURSEMENTS UNDER THE CREDIT AGREEMENT, ANY HEDGE AGREEMENT, ANY NOTES, THE NEGOTIATION OF ANY OF THE CREDIT AGREEMENT, THE HEDGE AGREEMENTS, THE NOTES, OR THE OTHER LOAN DOCUMENTS, THE TERMS THEREOF, OR THE APPROVAL, ADMINISTRATION, ENFORCEMENT OR SERVICING THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed this 2nd day of June, 2009, effective as of the Third Amendment Effective Date.

HOLDINGS:	NGAS RESOURCES, INC.,
	By:	/s/ Michael P. Windisch
		Name:	Michael P. Windisch,
		Title:	Chief Financial Officer

BORROWER:	DAUGHERTY PETROLEUM, INC.,
	By:	/s/ Michael P. Windisch
		Name:	Michael P. Windisch,
		Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:	KEYBANK NATIONAL ASSOCIATION, as Administrative Agent and Lender
	By:	/s/ Todd Coker
		Name:	Todd Coker
		Title:	Assistant Vice President

LENDERS:	BMO CAPITAL MARKETS FINANCING, INC.
	By:	/s/ James Whitmore
		Name:	James Whitmore,
		Title:	Managing Director

ROYAL BANK OF CANADA
	By:	/s/ Don J. McKinnerney
		Name:	Don J. McKinnerney,
		Title:	Authorized Signatory